CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2002, relating to the financial statements and financial highlights of the following portfolios of the SunAmerica Style Select Series, Inc.: Focused Large-Cap Growth Portfolio (formerly Focused Growth Portfolio), Focused Multi-Cap Growth Portfolio (formerly Multi-Cap Growth Portfolio), Focused 2000 Growth Portfolio (formerly Small-Cap Growth Portfolio), Focused Large-Cap Value Portfolio (formerly Large-Cap Value Portfolio), Focused Multi-Cap Value Portfolio (formerly Focused Value Portfolio), Focused Growth and Income Portfolio, Focused International Equity Portfolio (formerly Focused International Portfolio) and Focused Technology Portfolio (formerly Focused TechNet Portfolio), which appear in the December 31, 2002 Annual Report to Shareholders of the SunAmerica Focused Portfolios, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
January 24, 2003